As filed with the Securities and Exchange Commission on June 11, 2014
                                                      Regisration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         Baixo Relocation Services, Inc.
             (Exact name of registrant as specified in its charter)

          Nevada                                     8748                          Pending
(State or Other Jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)          Identification No.)

             H. 190/5 Central Horte, Aquem, Baixo, Goa, India 403601
                         Telephone: 011-91-772-088-4167
                    Email address: baixorelocation@gmail.com
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Incorp Services, Inc.
                        2360 Corporate Circle, Suite 400
                            Henderson, NV 89074-7739
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
Title of Each Class                           Proposed Maximum       Proposed Maximum         Amount of
of Securities to be        Amount to be        Offering Price       Aggregate Offering      Registration
    Registered             Registered          per Share (1)             Price                Fee (2)
--------------------------------------------------------------------------------------------------------
  Common Stock              3,000,000            $0.015                 $45,000                $5.80
========================================================================================================

(1) There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 11, 2014

                             PRELIMINARY PROSPECTUS

                         BAIXO RELOCATION SERVICES, INC.

              3,000,000 SHARES OF COMMON STOCK AT $0.015 PER SHARE

                   OFFERED BY BAIXO RELOCATION SERVICES, INC.

This prospectus relates to our offering of a total of 3,000,000 shares (the "Shares") of our common stock on a "self-underwritten" basis at a fixed price of $0.015 per share. There is no minimum number of shares that an investor is required to purchase. This offering of shares will terminate 180 days from the date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed. We do not reserve the right to extend the offering beyond the 180-day offering period. In the event that all of the 3,000,000 shares are not sold within 180 days from the date of this prospectus, on the 181st day from the effective date, all money received by us will be returned to each subscriber without interest or deduction of any kind. If all the 3,000,000 shares offered pursuant to this prospectus are sold within 180 days from the date of this prospectus, all money received will be available to us to fund our business and operations, and there will be no refund.

We intend to open a checking account to be used exclusively for the deposit of funds received from the sale of shares in this offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process. See "Use of Proceeds" and "Plan of Distribution."

Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the Shares quoted on the OTC Bulletin Board (OTCBB). There can be no assurance that our common stock will qualify for quotation on the OTCBB or that we will be successful in obtaining a quotation.

                Number of                                           Proceeds to
                 Shares       Offering Price         Expenses       the Company
                 ------       --------------         --------       -----------
Per Share              1         $ 0.015           $  0.00433         $0.01067
Maximum        3,000,000         $45,000           $13,000.00         $ 32,000

Our sole officer and director will market our common stock and offer and sell the securities on our behalf. The officer and director will not receive any compensation for her role in selling shares in the offering. The expenses of the offering are estimated at $15,005 and will be paid by us.

Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE COMPANY IS CONSIDERED AN "EMERGING GROWTH COMPANY" AS DEFINED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT AND WILL BE SUBJECT TO REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS.

BEFORE PURCHASING ANY OF THE COMMON STOCK COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7. THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT. THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

              THE DATE OF THIS PROSPECTUS IS _______________, 2014.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Summary                                                                      4
The Offering                                                                 6
Risk Factors                                                                 7
-    There is substantial uncertainty as to whether we will continue         7
     as a going concern. If we discontinue operations, you will lose your investment.
-    Because we are a start-up or development stage company, an              8
     investment in our shares is considered a high risk investment that could results in the loss of your entire investment.
-    Because we will rely upon third party consultants for important         8
     aspects of our business plan, we are subject to the risk that they will not perform their tasks effectively and that we will be unsuccessful in operating our business as a result.
-    We may not be successful at marketing our consulting services,          8
     which could cause our business to fail.
-    The relocation consulting business is extremely fragmented and          8
     competitive and we may not be able to compete successfully with existing competitors or new entrants in this market.
-    Because we operate in a foreign country, our business is subject        9
     to currency fluctuations. Since we hold our cash reserves in US dollars, we may experience weakened purchasing power in Indian rupees and may not be able to afford the costs of our business plan.
-    Our sole officer and director may not be subject to suit in the         9
     United States, which may prevent investors from obtaining or enforcing judgments against her under United States laws.
-    We are an "emerging growth company" and intend to take advantage        9
     of reduced disclosure and governance requirements applicable to such companies, which could result in our common stock being less attractive to investors.
-    We are selling the shares offered in this prospectus without an         9
     underwriter and may not be successful in completing the
     offering.
-    Because our business and ability to raise funds are adversely          10
     impacted by economic downturns, our ability to successfully implement out intended business plan may fail due to economic conditions beyond our control.
-    If a market for our common stock does not develop, shareholders        10
     may be unable to sell their shares.
-    Because the price at which we are selling our common stock in          10
     this offering was arbitrarily determined by management and bears no relationship to any criteria of value, investors may not be able to recover their investment. Investors in our common stock will suffer immediate and substantial dilution
-    Additional issuances of our securities may result in additional        10
     dilution to our shareholders.
-    Upon the effectiveness of our registration statement, we will          11
     become a reporting issuer and will incur public disclosure costs. If we are unable to absorb these costs, our business plan will fail.
-    Because we rely on our sole employee, Rosy Rodrigues, to conduct       11
     our operations, our business will likely fail if we lose her services.
-    Although our president is not currently receiving compensation         11
     for her services, she anticipates receiving management fees once we are able to afford to pay them from operations, which will adversely impact any potential profits that we may generate.
-    Rosy Rodrigues, our sole officer and director, does not have           11
     significant experience in operating a relocation services
     business, which increases our risk of business failure.
-    Because our president has other business interests, she may not        11
     be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.
-    Because our director will own 62.5% of our outstanding common          11
     stock if our share offering is sold, she could make and control corporate decisions that may be disadvantageous to minority shareholders.

-    If quoted, the price of our common stock may be volatile, which        12
     may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for them, which would cause you to incur a loss.
-    Because we do not intend to pay any dividends on our common            12
     stock, holders of our shares must rely on stock appreciation for any return on investment.
-    Currently, we do not intend to register this offering under            12
     state blue sky laws. This may limit an investor's ability to resell our shares.
-    A purchaser is purchasing penny stock, which limits his or her         12
     ability to sell our stock.
Tax Considerations                                                          13
Use of Proceeds                                                             13
Determination of Offering Price                                             13
Dilution                                                                    13
Plan of Distribution                                                        14
Description of Securities to be Registered                                  16
Shares Eligible for Future Resale                                           16
Interests of Named Experts and Counsel                                      17
Information with Respect to the Registrant                                  17
Incorporation of Certain Information by Reference                           28
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                            28
Financial Statements                                                       F-1

                                     SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our Company, the risks of purchasing the Shares discussed under "Risk Factors," and our financial statements and their accompanying notes.

In this prospectus, "Baixo", the "Company," "we," "us," and "our," refer to Baixo, unless the context otherwise requires. Unless otherwise indicated, the term "fiscal year" refers to our fiscal year ending February 28.

Unless otherwise indicated, the term "common stock" refers to shares of the Company's common stock, par value $0.001 per share.

OUR COMPANY

We were incorporated on January 7, 2014 in the State of Nevada. We are a development stage company and plan to commence operations as a consulting business whereby we will provide personalized relocation services to clients, both individual and corporate, who are relocating to the states of Maharashtra, Goa, or Karnataka, which are located in western India. We will assist clients who intend to relocate to the region for temporary, long-term, and permanent periods. We intend to offer a wide range of relocation services to our clients, including arranging and assisting with transportation to India, household goods movement, appropriate immigration documentation, real estate rental and purchases, children's' education registration, area orientation, housekeeping, utilities connections, banking introductions, local transportation, tax compliance, and language and cultural training. We will offer different pricing structures for each of the services we will provide.

We intend to develop a relationship with third-party vendors in India in order to assist and facilitate in providing our services. Clients will book various services through us, and if a third-party vendor is involved, we will negotiate a fee for referring that client.

Our president has limited experience in the relocation services industry. We intend to market our services by building relationships with travel agencies, hotels, apartment owners, immigration lawyers, tax accountants, bankers, and real estate brokers. We will also market our services via an Internet website. To implement our plan of operations, we require total funding of $50,000 for the twelve months following this offering.

We have not realized any revenues to date, and our accumulated deficit as of February 28, 2014 is $625. To date, we have raised an aggregate of $25,000 through a private placement of 5,000,000 shares of common stock to our sole director. Proceeds from the private placement are being used for working capital. Our offices are located at the premises of our President, Rosy Rodrigues, who provides such space to us on a rent-free basis at H. 190/5 Central Horte, Aquem, Baixo, Goa, India. Our telephone number is 011-91-772-088-4167 and email is baixorelocation@gmail.com.

From inception until the date of this filing we have had limited activities, primarily consisting of the incorporation of our company, the initial equity funding by our director and registering our website, www.baixorelocation.com Our financial statements from inception (January 7, 2014) through February 28, 2014 report no revenues and a net loss of $625 and our assets constitute our cash balance of $25,000, which was generated from the issuance of shares to our sole shareholder.

We will need to complete our offering in order to cover the cost of this registration statement estimated at approximately $15,005. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. Our business plan anticipates that once we have secured the financing and the website is operational, our sales will begin in April 2015. However, there is no guarantee that we will be successful in this regard. Currently, our President devotes approximately five hours per week to our affairs.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on us having limited operations and limited working capital. Our only source for cash at this time other than this offering is investments or loans. However, we do not have any written agreements in place for any investments or loans. We must raise cash to implement our projects and expand our operations.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for quotation on the OTCBB. We do not yet have a market maker who has agreed to file such an application.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Potential investors should be aware that our sole director, Ms. Rodrigues presently own 5,000,000 shares, which would represent 62.5% of the issued and outstanding common shares of the Company if the offering closes and all our offered shares are sold. All the shares owned by Ms. Rodrigues are restricted shares, which she purchased at a price of $0.005 per share representing a total cost of $25,000.

PENNY STOCK RULES

Under U.S. federal securities legislation, our common stock will be characterized as "penny stock". Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  THE OFFERING

We are offering, on a self-underwritten basis, a total of 3,000,000 shares of our common stock at a price of $0.015 per share. This is a fixed price offering. In order to close the offering, all of the offered shares must be sold. Our offering will terminate 180 days from the date of this prospectus, although we may close the offering on any date prior if it is fully subscribed. In the event that all 3,000,000 shares of our common stock are not sold within 180 days from the date of this prospectus, on the 181st day from such date all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If all of the shares of our common stock offered under this offering are sold within 180 days from the date of this prospectus, all money received will be available to us to fund our business and operations, and there will be no return of any funds.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "RISK FACTORS" beginning on page 7 and "DILUTION" on page 13 before making an investment in our stock.

Securities Being Offered      3,000,000 shares of common stock.

Offering Price                $0.015 per share

Offering Period               The shares are being offered for a period not to
                              exceed 180 days from the date of this prospectus, In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

No Public Market              There is no public market for our common stock. We
                              cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

                              We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the quotation of our common stock upon our becoming a reporting company. There can be no guarantee that our common stock will be accepted for quotation on the OTCBB.

Number of Common Stock
Issued and Outstanding
Before Offering               5,000,000 shares of our common stock are issued
                              and outstanding as of the date of this prospectus.

Number of Common Stock
to be Issued and
Outstanding After Fully
Subscribed Offering           8,000,000 shares

Proceeds to Our Company       $45,000

Use of Proceeds               We intend to use the proceeds to develop our
                              business operations.

Risk Factors                  The securities offered hereby involve a high
                              degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 7.

Dividend Policy               We have not declared or paid any dividends on our
                              common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Neither our officer, director, control persons nor their affiliates intend to purchase any shares in this offering.

                          SUMMARY FINANCIAL INFORMATION

We have not earned any revenues to date and do not anticipate earning revenues until we have completed our website and commenced sales.

The following tables set forth a summary of the Company's financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

BALANCE SHEET DATA

                                                              February 28, 2014
                                                              -----------------
Cash                                                              $ 25,000
Total Current Assets                                              $ 25,000
Current Liabilities                                               $    625
Total Stockholder's Equity                                        $ 24,375

STATEMENT OF OPERATIONS

                                                           From Incorporation on
                                                             January 7, 2014 to
                                                              February 28, 2014
                                                              -----------------
Revenue                                                           $     --
Net Loss                                                          $   (625)

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.

THERE IS SUBSTANTIAL UNCERTAINTY AS TO WHETHER WE WILL CONTINUE AS A GOING CONCERN. IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

We were incorporated on January 7, 2014 and have incurred losses since our inception resulting in an accumulated deficit of ($625) at February 28, 2014. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal year ended February 28, 2014. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations and market our relocation consulting services. Our ability to achieve and maintain profitability and positive cash flow is dependent upon completion of this offering and our ability to successfully market and sell our relocation consulting services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business, which would cause purchasers of our shares to lose their investments.

BECAUSE WE ARE A START-UP OR DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR SHARES IS CONSIDERED A HIGH RISK INVESTMENT THAT COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

We have not commenced operations and, therefore, we are considered a "start-up" or "development stage" company. There is no meaningful historical data for an investor to evaluate. The revenue and income potential of our business and the market has not been proven. We will encounter risks and difficulties commonly faced by early-stage companies. We intend to make significant investments in marketing our services. As a result, we will have a net loss from operations and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

We will incur significant expenses in order to implement our business plan, including costs related to the development of our website, additional marketing efforts, as well as legal and regulatory compliance costs. You should aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

BECAUSE WE WILL RELY UPON THIRD PARTY CONSULTANTS FOR IMPORTANT ASPECTS OF OUR BUSINESS PLAN, WE ARE SUBJECT TO THE RISK THAT THEY WILL NOT PERFORM THEIR TASKS EFFECTIVELY AND THAT WE WILL BE UNSUCCESSFUL IN OPERATING OUR BUSINESS AS A RESULT.

We intend to rely significantly on third parties, such as immigration lawyers, language instructors, movers, and accountants, to provide relocation services to our clients. Because many of these consultants will have expertise in areas that our management does not, we may not be able to effectively evaluate their work and cannot be assured that they will perform to our clients' expectations. We also cannot ensure that third party consultants will be able to complete their work for us in a timely manner. Accordingly, our reliance on third parties exposes us to the risk that our business will be unsuccessful if they do not provide services to our clients as we envision.

WE MAY NOT BE SUCCESSFUL AT MARKETING OUR CONSULTING SERVICES, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

We anticipate that our clients will come primarily from countries other than India. We intend to devote portion of resources to the promotion of our website, in order to gain a worldwide audience for our services. However, we may not be successful in marketing our services through our intended website, and any financial or research efforts we exert to develop, commercialize, or promote our site may not result in revenue or earnings. If we are unable to successfully market our services, our business will suffer, which could cause us to cease all operations.

THE RELOCATION CONSULTING BUSINESS IS EXTREMELY FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH EXISTING COMPETITORS OR NEW ENTRANTS IN THIS MARKET.

The relocation consulting business in India is extremely fragmented and competitive due to the fact that there are few barriers to the entry of competitors into the sector. The industry includes large entities that offer global services, as well as smaller companies that focus on the Indian market.

We will compete with many regional, national, and international consultants that offer an extensive range of relocation services and have developed the necessary relationships with third-party service providers in India in order to be successful. Most of our competitors have greater financial resources and may be able to withstand competitive pricing strategies better than we will. We also expect to continue to face competition from new market entrants. We may be unable to compete effectively with these existing and new competitors, which could have a material adverse effect on our financial condition and results of operations.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS IS SUBJECT TO CURRENCY FLUCTUATIONS. SINCE WE HOLD OUR CASH RESERVES IN US DOLLARS, WE MAY EXPERIENCE WEAKENED PURCHASING POWER IN INDIAN RUPEES AND MAY NOT BE ABLE TO AFFORD THE COSTS OF OUR BUSINESS PLAN.

Although we hold our cash reserves in US dollars, we intend to operate our business partly in the Indian currency, the rupee. Because some of our operations and expenses will be denominated in the Indian currency, due to foreign exchange rate fluctuations, the value of our reserves and the cash flow that we will receive will result in both translation gains and losses in terms of Indian rupees.

If there is a significant decline in the US dollar versus Indian rupees, our purchasing power in US dollars would significantly decline. As well, if there was a significant decline in the Indian rupee relative to the US dollar, the amount of revenue and net profit that we may generate in India would be reduced in terms of US dollars, our financial statement reporting currency. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

OUR SOLE OFFICER AND DIRECTOR MAY NOT BE SUBJECT TO SUIT IN THE UNITED STATES, WHICH MAY PREVENT INVESTORS FROM OBTAINING OR ENFORCING JUDGMENTS AGAINST HER UNDER UNITED STATES LAWS

Our sole office and director, Ms. Rosy Rodrigues, is a resident of the India. As a result, it may be difficult or impossible for our investors to effect service of process within the United States upon her, to bring suit against her in the United States or to enforce in the United States courts any judgment obtained there against her predicated upon any civil liability provisions of United States law. Investors should not assume that Indian courts will either enforce judgments of United States courts obtained in actions against Ms. Rodrigues predicated upon the civil liability provisions of United States federal laws.

WE ARE AN "EMERGING GROWTH COMPANY" AND INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO SUCH COMPANIES, WHICH COULD RESULT IN OUR COMMON STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 and intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

WE ARE SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE SUCCESSFUL IN COMPLETING THE OFFERING.

Our president, Rosy Rodrigues is offering our shares of common stock on our behalf on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common stock. There are no firm commitments to purchase any of our shares in this offering. Accordingly, there is no guarantee that we will be able to sell any or all of the common stock offered hereby.

BECAUSE OUR BUSINESS AND ABILITY TO RAISE FUNDS ARE ADVERSELY IMPACTED BY ECONOMIC DOWNTURNS, OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR INTENDED BUSINESS PLAN MAY FAIL DUE TO ECONOMIC CONDITIONS BEYOND OUR CONTROL.

Our intended business service, providing relocation services to people moving to India, is adversely impacted when economic conditions are poor or uncertain. As such, demand for our services will depend greatly on the economic cycle. In the current global economic environment, it is likely that the demand for our services will be lower than it would be in an economic expansion. Due to this, our ability to sell our services may be impaired with the end result that our business plan fails. As well, economic conditions may make it difficult for us to raise the capital necessary to develop and expand our operations. If we are unable to raise funding because of this, our business will fail or our growth may be slower than anticipated.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

BECAUSE THE PRICE AT WHICH WE ARE SELLING OUR COMMON STOCK IN THIS OFFERING WAS ARBITRARILY DETERMINED BY MANAGEMENT AND BEARS NO RELATIONSHIP TO ANY CRITERIA OF VALUE, INVESTORS MAY NOT BE ABLE TO RECOVER THEIR INVESTMENT. INVESTORS IN OUR COMMON STOCK WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION.

Our management arbitrarily determined our offering price of $0.015 per share of common stock. This price is unrelated to specific investment criteria, such as the book value, assets or past operating results. Accordingly, there is no guarantee that investors will be able to recover their investments in our common stock or realize eventual capital gains.

Ms. Rosy Rodrigues, our president and the present owner of all of our issued and outstanding common stock acquired such securities at a cost substantially less than that which the investors in this offering will pay. Upon the purchase of shares of this offering, investors will experience an immediate and substantial dilution. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of our securities in the future could result in further dilution.

"Dilution" represents the difference between the offering price of our common stock and the net tangible book value per share of common stock immediately after completion of the offering. "Net Tangible Book Value" is the amount that results from subtracting our total liabilities and intangible assets from total assets. In this offering, the level of dilution is relatively substantial as a result of the low book value of our issued and outstanding stock. Our net tangible book value on February 28, 2014 was $24,375 or $0.004875 per share. Assuming all shares offered herein are sold and we receive the expected net proceeds of the offering, our net book value will be $54,370 or $0.0068 per share. Therefore, the purchasers of our common stock in this offering will suffer an immediate and substantial dilution of approximately $0.0082 share (or approximately 57% of the investment).

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN ADDITIONAL DILUTION TO OUR SHAREHOLDERS.

We may need to raise additional capital following our proposed offering in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 75,000,000 shares of common stock, of which 5,000,000 shares of common stock are currently issued and outstanding and an additional 3,000,000 shares are proposed to be sold pursuant to our offering under this prospectus. Our director has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholder's interests, which will negatively affect the value of your shares.

UPON THE EFFECTIVENESS OF OUR REGISTRATION STATEMENT, WE WILL BECOME A REPORTING ISSUER AND WILL INCUR PUBLIC DISCLOSURE COSTS. IF WE ARE UNABLE TO ABSORB THESE COSTS, OUR BUSINESS PLAN WILL FAIL.

Upon the effectiveness of this registration statement, we will begin filing public disclosure documents with the Securities & Exchange Commission including financial reports on Form 10-K and Form 10-Q, as well as current reports on Form 8-K. In order to prepare these forms, we will incur legal, filing, accounting and audit costs that will result in an increase in general expenses. We estimate that the costs of this compliance will be approximately $15,000 per year. If we are unable to absorb these costs, we may be forced to cease operations.

BECAUSE WE RELY ON OUR SOLE EMPLOYEE, ROSY RODRIGUES, TO CONDUCT OUR OPERATIONS, OUR BUSINESS WILL LIKELY FAIL IF WE LOSE HER SERVICES.

We depend on the services of our President, Rosy Rodrigues, and our success will be a result of the decisions she makes. The loss of the services of our President could have an adverse effect on our business, financial condition, and results of operations. There is no assurance that our President will not leave us or compete against us in the future, as we presently have no employment agreement with her. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees, as required, or to retain the services of Ms. Rodrigues could have a material adverse effect on our operating results and financial condition. Even if we are able to find substitute personnel, it is uncertain whether we could find someone who could successfully operate our business. We could fail without appropriate replacements.

ALTHOUGH OUR PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HER SERVICES, SHE ANTICIPATES RECEIVING MANAGEMENT FEES ONCE WE ARE ABLE TO AFFORD TO PAY THEM FROM OPERATIONS, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL PROFITS THAT WE MAY GENERATE.

We are not currently compensating our President for providing management services to us. We intend to pay management fees to her as compensation if the cash flow that we generate from operations sufficiently exceeds our total expenses. Ms. Rodrigues, as our sole director and officer, has the power, along with our second director, to set her own compensation.

ROSY RODRIGUES, OUR SOLE OFFICER AND DIRECTOR, DOES NOT HAVE SIGNIFICANT EXPERIENCE IN OPERATING A RELOCATION SERVICES BUSINESS, WHICH INCREASES OUR RISK OF BUSINESS FAILURE.

Rosy Rodrigues, our sole officer and director, has only limited experience providing services that are would be provided as part of a relocation services business. In addition, Ms. Rodrigues' management experience is limited to her involvement with our company. Consequently, management's decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Rosy Rodriguez spends approximately 5% of her business time providing her services to us. While Ms. Rodrigues presently possesses adequate time to attend to our interests, it is possible that the time demands on her from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR DIRECTOR WILL OWN 62.5% OF OUR OUTSTANDING COMMON STOCK IF OUR SHARE OFFERING IS SOLD, SHE COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole director owns 100% of the outstanding shares of our common stock as of the date of this offering. If our proposed offering is sold in its entirety, our director will own 62.5% of our outstanding common stock. Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. She will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

IF QUOTED, THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH MAY SUBSTANTIALLY INCREASE THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THEM, WHICH WOULD CAUSE YOU TO INCUR A LOSS.

Even if our shares are quoted for trading on the FINRA over the counter bulletin board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to factors, such as operating results, additions or departures of key personnel, announcement of significant events, and sales of our securities. Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR SHARES MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON INVESTMENT.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

CURRENTLY, WE DO NOT INTEND TO REGISTER THIS OFFERING UNDER STATE BLUE SKY LAWS. THIS MAY LIMIT AN INVESTOR'S ABILITY TO RESELL OUR SHARES.

Currently, we do not intend to register this offering under state blue sky laws. Any trading market that may develop for our shares may be restricted because of these state securities laws that prohibit trading absent compliance with individual state laws. These restrictions make it difficult or impossible for our shareholders to sell our common stock in those states. Absent compliance with those laws, our common stock may not be traded in such jurisdictions. Without such registration, it will be difficult for an investor in our shares to resell them. In such circumstances, a shareholder may be unable to liquidate his or her investment in our shares.

Because our common stock has not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell and purchasers to purchase such shares. These restrictions prohibit the secondary trading our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require securities to be qualified before they can be resold by our shareholders. Accordingly, even if we are successful in having our shares quoted for trading on the OTC Bulletin Board, investors should consider any market for our shares to be a limited one.

A PURCHASER IS PURCHASING PENNY STOCK, WHICH LIMITS HIS OR HER ABILITY TO SELL OUR STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

If all the shares are sold, the total proceeds from this offering will be $45,000. We expect to expend the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Total Offering proceeds to us                                       $ 45,000
Working capital at February 28, 2014                                  24,375
                                                                    --------
TOTAL                                                               $ 69,375
                                                                    --------
OFFERING EXPENSE
  SEC Registration Fee                                              $      5
  Legal and accounting expenses                                       12,000
  Transfer Agent Fees                                                  1,000
  Edgar formatting and XBRL conversion                                 2,000
                                                                    --------
TOTAL                                                               $ 15,505
                                                                    --------
OPERATING EXPENSES
  Legal and Professional fees                                       $ 12,000
  Edgar and XBRL formatting and conversion expenses                    2,000
  Website development and related expenses                            10,000
  Brochures, Marketing and e-Promotion                                25,000
  Office, Transfer Agent and Administrative                            5,370
                                                                    --------
TOTAL                                                               $ 54,370
                                                                    --------

TOTAL USE OF PROCEEDS AND CASH ON HAND                              $ 69,375
                                                                    ========

                         DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the 3,000,000 shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

In this offering, the level of dilution is increased as a result of the relatively low book value of our presently issued and outstanding stock. This is due to the shares of common stock issued to the Company's founder, Rosy Rodrigues, totaling 5,000,000 shares at $0.005 per share for $25,000 cash versus the current offering price of $0.015 per share.

The Company's net tangible book value on February 28, 2014 was $24,375, or approximately $0.004875 per share, based upon 5,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $45,000 less expenses for issuance and distribution of the securities being registered ($15,005), the net tangible book value of the 8,000,000 shares to be outstanding will be $54,370, or approximately $0.0068 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0082 per share while our present stockholder will receive an increase of $0.001925 per share in the net tangible book value of the shares that she holds. This will result in a 54.7% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering. The table below includes an analysis of the dilution that will occur if all shares are sold:

                                 Dilution Table

                                                                        100% of
                                                                     Shares Sold
                                                                     -----------
Price Per Share for existing shareholder                              $   0.005
Offering Price Per Share                                              $   0.015
Net Tangible Book Value Per Share Before the Offering                 $0.004875
Net Tangible Book Value Per Share After the Offering                  $0.006800
Net Increase to Original Shareholder                                  $0.001925
Decrease in Investment to New Shareholders                            $0.008200
Dilution to New Shareholders                                               54.7%

Note: Calculations include the deduction of offering expenses, estimated to be $15,005.

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                 Price        Total Number of     Percentage of      Consideration
                                per Share       Shares Held         Ownership            Paid
                                ---------       -----------         ---------            ----
Existing Stockholder             $0.005          5,000,000            62.5%             $25,000
Investors in This Offering       $0.015          3,000,000            37.5%             $45,000

                              PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a registration statement that permits Rosy Rodrigues, our director and sole officer, to sell our shares or common stock directly to the public, with no commission or other remuneration payable to her for any shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. We do not intend to use any mass-advertising methods, such as the Internet or print media. After the effective date of this prospectus, Ms. Rodrigues will distribute the prospectus to potential investors at private meetings, to her business associates, and to her friends and relatives who are interested in our company as a possible investment. In offering the securities on our behalf, Ms. Rodrigues will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Ms. Rodrigues will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

Ms. Rodrigues is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation:

     a. Ms. Rodrigues is an officer and director and will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
     b. Ms. Rodrigues is an officer and director and is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and,
     c. Ms. Rodrigues is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she
          (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs
          (a)(4)(i) (a) (4) (iii).

Our sole officer and director does not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

We are registering 3,000,000 shares of our common stock for offering to investors. The shares will be sold at the fixed price of $0.015 per share until the completion of this offering. There is no minimum subscription amount required per investor, and subscriptions, once received, are irrevocable by subscribers. This offering will commence on the date of this prospectus is effective and continue for a period not to exceed 180 days (the "Expiration Date"). If the all-or-none fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The offering will terminate when the sale of all 3,000,000 shares is completed or such earlier time as we may terminate the offering.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only if a broker-dealer has acted as a market maker in our stock and our application is accepted for quotation on the FINRA over the counter bulletin board (OTCBB). Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations for our shares on the OTCBB. We will pursue a quotation on the OTCBB after this registration statement becomes effective and we have completed our offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.

DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a bank account until the total amount of $45,000 has been received. At that time, the funds will be used in the implementation of our business plan. In the event the offering is not sold out prior to the expiration date, all monies will be returned to investors, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft, wire transfer, or certified funds to us. Subscriptions, once received, are irrevocable by subscribers.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to such subscribers, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 75,000,000 shares which are common stock, each with a par value of $0.001 per share. As of the date hereof, there are 5,000,000 shares of common stock issued and outstanding.

COMMON STOCK

Each holder of common stock is entitled to one vote for each share of stock held in her or her name on the books of the Company. Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PENNY STOCK REGULATION

The Securities & Exchange Commission (SEC) has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the shares immediately following this offering will likely be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their shares in the secondary market.

                        SHARES ELIGIBLE FOR FUTURE RESALE

There is no public market for our common stock. We cannot predict the effect, if any, that sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of the date of this prospectus, we will have outstanding an aggregate of 8,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement, of which this prospectus forms a part, the 3,000,000 shares will be freely transferable without restriction or further registration under the Securities Act since they will not be held by affiliates of the Company.

The remaining 5,000,000 restricted shares of common stock to be outstanding are owned by our director, known as our "affiliates," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under the Securities Act, if available.

RULE 144

The 5,000,000 shares held by our director are subject to the sale limitations imposed by Rule 144. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included herewith have been audited by Seale and Beers, CPAs, registered independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the Securities and Exchange Commission, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. Stepp Law Corporation has provided an opinion on the validity of our common stock.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

We were incorporated on January 7, 2014 in the State of Nevada. We are a development stage company and plan to commence operations as a consulting business whereby we will provide personalized relocation services to clients, both individual and corporate, who are relocating to the states of Maharashtra, Goa, or Karnataka, which are located in western India. We will assist clients who intend to relocate to the region for temporary, long-term, and permanent periods. We intend to offer a wide range of relocation services to our clients, including arranging and assisting with transportation to India, household goods movement, appropriate immigration documentation, real estate rental and purchases, children's' education registration, area orientation, housekeeping, utilities connections, banking introductions, local transportation, tax compliance, and language and cultural training. We will offer different pricing structures for each of the services we will provide.

To date our operations have been limited to organizational activities, the identification of potential suitable third-party vendors, and informal discussions with these service providers.

We have also purchased a website domain, www.baixorelocation.com and have begun to plan the design and development of our website, which we will use to brand our company and inform potential clients of our services. We will not commence operations until we complete the offering described in this prospectus and complete our corporate website. We intend to use the net proceeds from this offering to develop our business operations and pay for our website design.

We intend to develop a relationship with third-party vendors in Goa in order to provide the range of services that our potential clients may request. These will include travel agencies, hotels, apartment owners, immigration lawyers, tax accountants, bankers, and real estate brokers. We anticipate that clients will retain us to provide various relocation services, which we will either provide directly or through a third-party agent.

Our president, Rosy Rodrigues, who has employment experience in operating an apartment rental agency and chauffeur referral service, intends to provide relocation clients with services related to obtaining housing and transportation services. As well, Ms. Rodrigues, who is fluent in English, Hindi and Marathi, and has resided in India for her entire life, will directly provide clients with language and cultural training. She will also aid clients with education registration, area orientation, bank introductions, housekeeping arrangements, and utilities connections. We intend to outsource other services, such as immigration services to lawyers and tax compliance to accountants. We will charge our clients a flat rate fee for the services that they purchase from us. Our fees for arranging third-party services will be included in the invoices that we render to our clients. In addition, depending on our arrangements with various third-party vendors, we may charge them a separate referral fee for the business that they receive from us.

ABOUT MAHARASHTRA, GOA AND KARNATAKA

Maharashtra, Goa, and Karnataka are neighboring states in India located on the West Coast.

Maharashtra is the second most populous state in India with over 112 million people and the third largest in terms of area at approximately 307,700 square kilometers. It is the home to Mumbai, the fifth most populous city in the world with over 18 million people. Maharashtra is the most industrialized state in India and also hosts the nation's largest financial institutions and stock exchanges. It is also a key hub for India's service industry.

Goa covers an area of about 3,700 square kilometers and has a population of about 1.5 million. In terms of per capita gross domestic product, Goa is considered the richest state in the country. Goa has a sea network for imports and exports. Key state industries include tourism, fishing, forest products, mining of iron and coal, as well as rubber, cashew, bamboo, and eucalyptus production.

Karnataka is home to over 61 million residents, including almost 10 million people in its capital city of Bangalore. The state has an area of 191,800 square kilometers. Key industries in the state include agriculture, manufacturing, and information technology.

We have decided to focus on providing our relocation consulting services to businesses and individuals that wish to relocate to these three states due to their size, importance to the Indian economy, and potential for population growth, as well as their proximity to where our president resides.

SERVICES

Our goal is to offer a wide range of services to individual and business clients that intend to relocate to the states of Maharashtra, Goa, and Karnataka. Initially, we will focus our marketing efforts on English-speaking people that are unfamiliar with Indian culture, customs, and languages who seek consulting services to help them relocate and transition to life in India. All services that we provide will be charged on a per-service basis.

In order to provide our proposed services, we will have to develop a strong network of vendors and business owners with whom we will work closely. We will depend on our vendors for the services, thus we intend to seek out and meet with each third-party vendors prior to their providing any services to our clients in order to establish fees for various services provided.

Our services will include arranging:

     * Home searches (short-term, annual lease, and purchase, both furnished or unfurnished);
     *    Home lease and sales;
     *    Renovation contractors and designers;
     *    Children education search and registration;
     *    Utilities connections and vehicle registration;
     *    Telecommunication connections and cellular phone contracts;
     * Area orientation (hospitals/doctors/house of worship/restaurants/others);
     *    Air transportation and airport transfers;
     *    Chauffeured car services;

     *    Meet and greet services;
     *    Point-to-point transfers;
     *    Rental car services;
     *    Day and overnight trips, and vacations, within India;
     *    Household goods movement and customs clearance;
     *    Immigration services;
     *    Housekeeping services;
     *    Banking introductions and account opening;
     *    Tax compliance; and
     *    Language and cultural training.

Rather than posting pricing information on our website, we intend to only describe the types of services that we offer and encourage initial contact with each client in order to determine their service needs, customize a relocation services plan, and provide them with fee quotation for the services that he or she requires.

MARKETING STRATEGY

We intend to market our relocation services primarily to businesses that are relocating employees to the business centers of the Indian states of Maharashtra, Goa and Karnataka, as well as high net worth individuals that wish to relocate to the area for business, retirement, or vacations. These market segments are less likely to attempt to save money by performing the relocation services that we offer themselves and are more likely to be willing and able to pay fees to have a company assume responsibility for these matters in order to ease their transition to a new country and culture.

In order to reach our target market sectors, we intend to focus our marketing efforts on our Internet presence, electronic brochures, and as our business develops, print media advertising. We intend to develop a website and hire a professional search engine optimization ("SEO") firm to enhance our Internet presence. SEO involves improving the chances that a particular website can be found in Internet search engines for words and phrases relevant to what the website is offering without the need to pay fees to the company that hosts search engine. For our company, people who search phrases such as "India relocation services" may be potential clients and we would like our website to appear early in their search results so that they are more likely to see the services that we offer. Proper SEO can help us to start connecting with people seeking the types of services that we intend to provide. Based on our initial research, a company of our planned size can expect to pay anywhere approximately $10,000 for website development and proper SEO.

We plan to initiate online advertising through large search engines publishers. Such companies have developed advertising programs known as cost-per click advertising whereby an advertiser is only charged when their advertisement is actually clicked. Advertising with these online companies will allow us to place keyword specific advertisements targeted to the market we are seeking to reach. At a relatively low cost, we will be able to develop an online marketing presence that reaches our target market and we will only have to pay when people with genuine interest in our products click on our ads.

SOCIAL MEDIA TOOLS

We believe social media tools are critically important to building brand and community. Our social media strategy includes videos, service provider qualifications, client testimonials, interviews with travelers to the region, contests, coupons, special offers and free gifts, which we will convey through websites such as Facebook, Google Plus, and Twitter. We also intend to select and place advertising on those social media platforms that are effective in reaching our target audience. Costs for these marketing efforts are included in our initial budget. No cash outlay is required for coupons and special offers, though they will have an impact on our revenue.

PLAN OF OPERATIONS

Our plan of operations over the 12 month period following successful completion of our offering is to establish and develop our service network, our website and our advertising and marketing plan. Our challenge will be to attract customers to our website and to advise them of the range of services that we will offer.

In order to provide a full range of relocation consulting services to potential clients, we must first establish a network of service providers in the following areas:

     *    Real estate brokers;
     *    Apartment owners;
     *    Renovation contractors and designers;
     *    Vehicle chauffeur and rental agencies;
     *    Movers;
     *    Immigration lawyers;
     *    Housekeeping service agencies;
     *    Financial institutions; and
     *    Tax accountants.

Our sole officer and director, Ms. Rosy Rodrigues has an established network of apartment owners and private chauffeurs who have shown interest in our services. However, no formal arrangement has been made with these providers and is unlikely to occur until the completion of our offering. Upon completion of our offering, Ms. Rodrigues intends to spend a significant portion of her time contacting relevant vendors to create a network of affiliates and partnerships who will provide the services that we are offering our clients.

We anticipate achieving the following specific business milestones in the 12 months following the completion of our offering:

     1. For a period of two months from the date of completion of the offering, our president, Rosy Rodrigues, intends to formalize contractual relationships with various third-party service providers that are prepared to perform relocation services for our clients on terms acceptable to both parties. We anticipate that we may incur legal fees of approximately $1,000 in order to prepare simple agreements for our service providers to execute;

     2. For a period of one to three months from the date of completion of the offering, our president, Rosy Rodrigues, will retain a web designer for the purpose of developing our corporate website that will describe the services that we offer, provides potential clients with the ability to contact us to request services or ask questions about the services that we offer, and to the extent possible, disclose the qualifications of some of the third-party service providers that agree to perform relocation services to our clients. Ms. Rodrigues will be responsible for providing the content for the website. In addition, Ms. Rodrigues intends to retain a search engine optimization consultant that will aid us in developing an Internet presence and assure that our website is highly visible to potential clients that search for us. We anticipate that our website and SEO will cost us about $10,000;

     3. Once our website is operational, Ms. Rodrigues will undertake the design and implementation of social media accounts on websites such as Facebook, Google Plus, and Twitter. We anticipate that this process will take approximately one to two weeks and will have negligible cost to us;

     4. Once our website and social media presences are operational, Ms. Rodrigues will retain our web designer, or another consultant, to design an electronic brochure that will incorporate artwork and a logo and will include our mission statement, details of our services, contact information, and ordering instructions. As we develop a client list, we will distribute this electronic brochure via email to potential clients in accordance with applicable laws governing online solicitation. This may include the purchase of third party client lists that contain the names of people that may be interested in the services that we provide. We anticipate that the design of the electronic brochure and related marketing efforts will cost approximately $25,000, which costs are included in our marketing and electronic promotion budget;

     5. Subject to the initial success of our business, which may prevent Ms. Rodrigues from providing all of the consulting services that she intends to personally provide due to time constraints that would impact her ability to properly perform her tasks, we intend to hire employees to perform similar functions. The pay rates for such employees would be negotiable, but are anticipated to be approximately $10,000 per year. We anticipate that any wages would be paid from revenue that we earn and would not impact our use of proceeds. As our business develops, Ms. Rodrigues' role would transition from client consultant to a manager of all of our consultants. This would likely occur once we employed at least five consultants.

We do not expect to realize any revenues and do not expect to commence operations until approximately October 2014. Our financial statements from inception (January 7, 2014) through our fiscal year ended February 28, 2014, report no revenues and a net loss of $625. Our independent auditor has issued a report on our audited financial statements which expresses substantial doubt about our ability to continue as a going concern.

Currently, our President devotes approximately 5% of her business time to the Company's operations. Ms. Rodrigues has indicated that she is willing to spend more time with the business as it grows and her services are needed. We anticipate that she will be required to spend about 20 hours a week on matters relating to our business when operations commence.

COMPETITION

We will compete with other relocation service providers, including large companies that offer global relocation services, such as Brookfield Global Relocation Services, SIRVA Relocation, and Universal Relocations, as well as smaller consultants, such as IGL Relocation and IOS Relocations Private Limited, which primarily focus on the Indian market. There are also many small operators or single agents that offer similar services in India. Competition with all of these companies is based on price, services offered, and quality of service. These companies generally have greater financial and technical resources, industry expertise and managerial capabilities than we do.

Our success depends on our ability to differentiate ourselves by limiting our market to a specific area of India and to offer very personalized service whereby a customer has one consultant point of contact with us that is responsible for ensuring that they receive all services that he or she has purchased and acts as an exclusive liaison with third-party service providers.

EMPLOYEES

As of the date of this filing, we do not have any full-time employees. We currently rely on our sole officer and director, Rosy Rodrigues, to manage all aspects of our business.

INTELLECTUAL PROPERTY

Presently, we have no copyrights, patents, or trademarks.

EXISTING GOVERNMENT REGULATIONS

All third parties must have operating licenses and the onus will be on our third-party vendors to ensure that they have these licenses. There are no government regulations specifically relating to services that we intend to provide within India.

EMERGING GROWTH COMPANY STATUS

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

     1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

     2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

     3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

     4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

     1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

     2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

     3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

     1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

     2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

     3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

     4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

     5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of
          Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected under this section of the JOBS Act to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions relating to complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

SUBSIDIARIES

We currently have no subsidiaries.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not spent any funds on research and development activities to date.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations will not be subject to any environmental laws that will be material to us.

GOING CONCERN CONSIDERATION

Our auditors have issued a going concern opinion, meaning that there is substantial doubt if we can continue as an ongoing business for the next twelve months unless we obtain additional capital. No revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The proceeds from the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs of becoming a public reporting company.

We are highly dependent upon the success of the public offering of equity as described herein. The failure to obtain the proceeds from this offering would result in the need to seek capital from other sources such as loans or private placements of securities or cease operations, in which case our investors would lose all of their investment.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DESCRIPTION OF PROPERTY

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our President who provides this space to us free of charge. We expect to continue to be able to use the office of our President without charge until the business is profitable and operations warrant renting a larger space in a commercial building.

LEGAL PROCEEDINGS

We know of no existing or pending legal proceedings against us. As well, we are not involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 311 S. Division Street, Carson City, Nevada 89703.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established trading market for our shares of common stock. Upon the effectiveness of the registration statement, of which this prospectus forms a part, we intend to seek a market maker to file an application with FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a liquid public market for our shares of common stock will materialize.

STOCK OPTION GRANTS AND WARRANTS

To date, we have not granted any stock options or issued any warrants relating to our common stock.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or

     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

HOLDERS

As of the date of this prospectus, we have one holder of record of our common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a development stage company and have not commenced operations or generated or realized any revenues. We will not be in a position to commence operations until the offering is completed.

Because we have not generated any revenues and no revenues are anticipated until we implement our business plan, our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

We believe that we will be able to raise enough money through this offering to begin operations, but we cannot be certain that we will remain in business even if we are able to commence operations. If we are unable to successfully develop relationships with third parties vendors, develop our website, develop and execute a marketing strategy, or attract enough customers to purchase our services, we may quickly use up the proceeds from this offering and will need to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officer in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional funds, other than through this offering.

Our office is located at the premises of our President, Rosy Rodrigues, who currently provides such space to us on a rent-free basis at H. 190/5 Central Horte, Aquem, Baixo, Goa, India.

PLAN OF OPERATION

Our plan of operation is discussed in the "DESCRIPTION OF BUSINESS" section above.

RESULTS OF OPERATIONS

FROM INCEPTION ON JANUARY 7, 2014 TO FEBRUARY 28, 2014

We have not generated any revenues since our inception on January 7, 2014. During the period from inception to February 28, 2014, our operating expenses were comprised of professional fees of $625. We currently anticipate that our legal and professional fees will increase over the next 12 months as a result of becoming a reporting company with the SEC. We have not started our proposed business operations and do not expect to do so until we have completed this offering.

Since inception, we have sold an aggregate of 5,000,000 shares of common stock for total consideration of $25,000 to Rosy Rodrigues, our sole director and officer.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

On February 19, 2014, we sold 5,000,000 shares of our common stock to our director for $25,000 in cash. As of the date of this prospectus, Ms. Rodrigues is our only stockholder.

The following table provides selected financial data about our Company for the period from the date of incorporation through February 28, 2014. For detailed financial information, see the financial statements included in this prospectus.

                 Balance Sheet Data           February 28, 2014
                 ------------------           -----------------
                 Cash                              $25,000
                 Total assets                      $25,000
                 Total liabilities                 $   625
                 Shareholder's equity              $24,375

We have no written or verbal commitments from stockholders, directors or officers to provide us with any form of cash advances, loans or other sources of liquidity to meet our needs.

We anticipate that our minimum expenses over the next ten to twelve months following the effectiveness of our registration statement will be approximately $45,000 for the full implementation of our business plan including general administrative expenses, professional fees, development of our website platform, marketing costs and others. We anticipate that over the next twelve months the cost of being a reporting public company will be approximately $14,000. Based on our current cash on hand, we may be delayed or forced to cease operations within six months. If we do not raise the financing from the Offering, we may not be able to successfully carry out our plan of operation, and investors may lose their entire investment. In that case, we would not be able to meet the objections stated in this prospectus or eliminate the "going concern" opinion in our auditor's report.

We have no written or verbal commitments from stockholders, directors or officers to provide us with any form of cash advances, loans or other sources of liquidity to meet our needs.

As of the date of this prospectus, the current funds available to us will be sufficient to maintain a reporting status and minimal operations for approximately six months.

Even though we intend to begin generating revenues, we can make no assurances and we may incur operating losses in the next twelve months. The absence of any operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model and management of growth. To address these risks, we must, among other things, obtain investors for this Offering, implement and successfully execute our business and marketing strategy. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

GOING CONCERN CONSIDERATION

The report of our independent registered accounting firm raises concern about our ability to continue as a going concern based on the absence of an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations in 2014. Please see footnote 2 to our financial statements for additional information.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our accountants on accounting and financial disclosure. Seale and Beers, CPAs of Las Vegas, Nevada has served as our accounting firm since our inception.

FINANCIAL DISCLOSURE

Our fiscal year end is February 28. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of inception, January 7, 2014 through February 28, 2014 are located in the section titled "Financial Statements".

DIRECTORS, EXECUTIVE OFFICERS,  PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and her age as of the date of this prospectus are as follows:

 Name                  Age                        Position
 ----                  ---                        --------
Rosy Rodrigues         29     President, CEO, Secretary, Treasurer, and Director

Ms. Rodrigues has held these positions since our inception. The Board of Directors appoints officers and directors hold office until the next annual meeting of our stockholders.

BACKGROUND INFORMATION ABOUT OUR DIRECTOR AND OFFICER

Set forth below is a brief description of the background and business experience of our sole executive officer and director:

ROSY RODRIGUES has been our President, CEO, Secretary, Treasurer and a Director since our inception on January 7, 2014. She graduated from Goa Technical College in 2003, where she specialized in fashion. Since 2010, Ms. Rodrigues has been self-employed as an operator of an apartment rental agency and as an agent for three clients that provide chauffeur services. From 2003 to 2006, Ms. Rodrigues acted as senior sales associate and alteration liaison for Noor Boutique, a retail clothing and accessories business located in Goa, India. Ms. Rodrigues reads and speaks English, Hindi and Marathi fluently.

Ms. Rodrigues currently spends approximately 5% of her business time on our operations and she has indicated that she is willing to spend more time with the business as it grows and her services are needed.

Ms. Rodrigues is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

During the past ten years, Ms. Rodrigues has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which they were general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

EXECUTIVE COMPENSATION

Since our incorporation on January 7, 2014, we have had no arrangements to compensate Rosy Rodrigues, our sole officer, for her services as an officer or director. However, we anticipate that Ms. Rodrigues will receive compensation from us once cash flow that we generate from operations significantly exceeds our total expenses. We expect that once we are in full operations, the compensation that we will pay to Ms. Rodrigues will not exceed $1,500 (approximately 100,000 rupees) per month.

We have not granted any stock options to Ms. Rodrigues; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Ms. Rodrigues; and, we have not entered into any employment or consulting agreements with Ms. Rodrigues. However, as our sole director and officer, Ms. Rodrigues has the power to set her own compensation.

The following table sets forth the compensation that we paid the period from inception until the fiscal year ending February 28, 2014, and subsequent thereto, to our sole officer. This information includes the dollar value of base salaries, bonus awards, and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

                                                                                     Change in
                                                                                      Pension
                                                                                     Value and
                                                                    Non-Equity      Nonqualified
 Name and                                                           Incentive         Deferred
 Principal                                    Stock      Option        Plan         Compensation     All Other
 Position        Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)   Compensation($)  Totals($)
 --------        ----   ---------  --------  ---------  ---------  ---------------   -----------   ---------------  ---------
Rosy Rodrigues   2014     Nil        Nil        Nil        Nil           Nil             Nil             Nil           Nil
President, CEO,
Secretary,
Treasurer
and Director

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

We do not currently have a stock option plan or any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our sole director and executive officer since our inception. Accordingly, none were outstanding at February 28, 2014.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole director and officer that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole officer and director that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

Our sole director is not compensated for her services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

CORPORATE GOVERNANCE

We are not subject to the corporate governance rules of any securities exchange or securities association because our securities are not traded on any exchange. We have no audit, nominating, or compensation committees. As a small business, we do not have the resources to engage additional individuals to perform these functions. Our sole director performs these functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of the date of this prospectus, of our common stock by each of our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of the date of this prospectus, there are 5,000,000 shares of our common stock issued and outstanding. All persons named have sole voting and investment power with respect to their shares.

                                                                                              Percentage of
                                                                                                Ownership
                                                                            Percentage of      After Fully
Name and Address of      No. of Common Stock      No. of Common Stock         Ownership        Subscribed
 Beneficial Owner          Before Offering          After Offering         Before Offering      Offering
 ----------------          ---------------          --------------         ---------------      --------
Rosy Rodrigues                5,000,000                5,000,000                100%              62.5%
H. 190/5 Central Horte,
Aquem, Baixo, Goa, India

CHANGES IN CONTROL

There are currently no arrangements which would result in a change in control of our company.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS

On February 19, 2014, we issued 5,000,000 shares of our common stock to our sole director and officer, Rosy Rodrigues, for a purchase price of $0.005 per share or for aggregate consideration of $25,000.

Rosy Rodrigues, our sole director and officer, provides office space to the Company at no cost.

Otherwise, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     *    Any of our directors or officers;
     *    Any person proposed as a nominee for election as a director;
     * Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
     *    Our sole promoter, Rosy Rodrigues;
     * Any relative or spouse of any of the foregoing persons who has the same house as such person;
     * Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information as required with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABLIITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

BAIXO RELOCATION SERVICES, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

FEBRUARY 28, 2014

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Baixo Relocation Services, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Baixo Relocation Services, Inc. (A Development Stage Company) as of February 28, 2014, and the related statements of income, stockholders' equity (deficit), and cash flows since inception on January 7, 2014 through February 28, 2014. Baixo Relocation Services, Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baixo Relocation Services, Inc. (A Development Stage Company) as of February 28, 2014, and the related statements of income, stockholders' equity (deficit), and cash flows since inception on January 7, 2014 through February 28, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Seale and Beers, CPAs
-------------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada
April 23, 2014

                50 S. Jones Blvd, Suite 201 - Las Vegas, NV 89107
                     Phone: (888)727-8251 Fax: (888)782-2351

BAIXO RELOCATION SERVICES, INC.
(A Development Stage Company)
BALANCE SHEET
--------------------------------------------------------------------------------


                                                               February 28, 2014
                                                               -----------------
                                  ASSETS

Current assets
  Cash                                                               $ 25,000
                                                                     --------
Total current assets                                                   25,000
                                                                     --------

Total assets                                                         $ 25,000
                                                                     ========
                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES

Current liabilities
  Accounts payables and accrued liabilities                          $    625
                                                                     --------
Total current liabilities                                                 625
                                                                     --------

Total liabilities                                                         625
                                                                     --------

STOCKHOLDER'S EQUITY
  Common stock: $0.001 par value, 75,000,000 shares authorized,
   5,000,000 shares issued and outstanding                              5,000
  Additional paid-in capital                                           20,000
  Deficit accumulated during the development stage                       (625)
                                                                     --------
Total stockholder's equity                                             24,375
                                                                     --------

Total liabilities and stockholder's equity                           $ 25,000
                                                                     ========


   (The accompanying notes are an integral part of these financial statements)

BAIXO RELOCATION SERVICES, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


                                                             For the Period From
                                                                January 7, 2014
                                                                 (inception) to
                                                               February 28, 2014
                                                               -----------------
Expenses:
  General and administrative expenses                              $     625
                                                                   ---------
Total operating expenses                                                 625
                                                                   ---------

Net loss                                                           $    (625)
                                                                   =========

Net loss per share - basic and diluted                             $    0.00
                                                                   =========
Weighted average shares outstanding -
 basic and diluted                                                   123,288
                                                                   =========


   (The accompanying notes are an integral part of these financial statements)

BAIXO RELOCATION SERVICES, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDER'S EQUITY
For the period January 7, 2014 (Inception) to February 28, 2014
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                                  Common Stock           Additional      During the
                                             ----------------------        Paid-in      Development
                                             Number       Par Value        Capital         Stage          Total
                                             ------       ---------        -------         -----          -----
Balance, January 7, 2014 (inception)              --       $     --       $     --        $    --       $     --

Common stock issued for cash on
 February 19, 2014                         5,000,000          5,000         20,000             --         25,000

Net loss                                          --             --             --           (625)          (625)
                                           ---------       --------       --------        -------       --------

Balance, February 28, 2014                 5,000,000       $  5,000       $ 20,000        $  (625)      $ 24,375
                                           =========       ========       ========        =======       ========


   (The accompanying notes are an integral part of these financial statements)

BAIXO RELOCATION SERVICES, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------


                                                             For the Period From
                                                                January 7, 2014
                                                                 (inception) to
                                                               February 28, 2014
                                                               -----------------

Cash flows from operating activities
  Net loss                                                          $   (625)
  Adjustment to reconcile net loss to net
   cash used in operating activities
  Change in operating assets and liabilities
    Accounts payables and accrued liabilities                            625
                                                                    --------
Net cash flows used in operating activities                               --
                                                                    --------
Cash flows from financing activities
  Proceeds from issuance of common stock                              25,000
                                                                    --------
Net cash flows provided by financing activities                       25,000
                                                                    --------

Change in cash                                                        25,000

Cash - beginning of period                                                --
                                                                    --------

Cash - end of period                                                $ 25,000
                                                                    ========

Supplemental cash flow disclosures

Cash paid For:
  Interest                                                          $     --
  Income tax                                                        $     --
                                                                    ========


   (The accompanying notes are an integral part of these financial statements)

BAIXO RELOCATION SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
February 28, 2014
--------------------------------------------------------------------------------

1. NATURE AND CONTINUANCE OF OPERATIONS

Baixo Relocation Services, Inc. (the "Company") was incorporated in the state of Nevada on January 7, 2014 ("Inception") and is in the development stage. The Company intends to operate as a relocation service provider for clients moving to the State of Goa, India. The Company's corporate headquarters are located in Baixo, India and its fiscal year-end is February 28.

In accordance with Accounting Standards Codification ("ASC") 915, the Company is considered to be in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $625 as at February 28, 2014 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. The Company will need to raise capital in the next twelve months. In order to remain in business. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and proceeds from its public offering. The Company has no written or verbal commitments from stockholders, director or officers to provide the Company with any form of cash advances, loans or other sources of liquidity to meet its working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has elected February 28, year end. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period presented have been reflected herein.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues generated from operations

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

BAIXO RELOCATION SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
February 28, 2014
--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Revenue and expenses are translated at average rates of exchange during the year. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Revenue Recognition

The Company has no current source of revenue; therefore the Company has not adopted a policy regarding the recognition of revenue.

Basic and Diluted Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Since the Company does not have any potentially dilutive securities, the accompanying presentation shows basic and dilutive loss per share as one amount.

Stock-based Compensation

The Company records stock-based compensation using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

Intellectual Properties

The Company has adopted the provisions of ASC 350-50, Website Development Costs. Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. Costs incurred subsequent to the launch will be expensed as research and development. The Company will expense the costs of upgrades and revisions to its website as incurred. The Company has not incurred costs for the period ended February 28, 2014.

BAIXO RELOCATION SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
February 28, 2014
--------------------------------------------------------------------------------

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income or expense during the period that includes the date of enactment or substantive enactment.

At February 28, 2014 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Recently Adopted and Recently Enacted Accounting Pronouncements

The Company has reviewed recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC and believes that none of them will have a material impact on the Company's financial statements.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share.

During the period ended February 28, 2014, the Company issued 5,000,000 shares of common stock for total cash proceeds of $25,000 to the Company's director.

At February 28, 2014, there were no issued and outstanding stock options or warrants.

5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Ms. Rosy Rodrigues, officer and director of the Company, is currently providing the Company with use of office space and services at no charge. The Company's officer and director is involved in other business activities and may face a conflict in selecting between the Company and her other business interests. The Company has adopted a Code of Business Conduct and Ethics.

The officer and director of the Company will not be paid for any underwriting services that she will form on behalf of the Company with respect to the Company's public offering.

BAIXO RELOCATION SERVICES, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
February 28, 2014
--------------------------------------------------------------------------------

6. INCOME TAXES

As of February 28, 2014, the Company had net operating loss carry forwards of approximately $625 that may be available to reduce future years' taxable income through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur in compliance with the liability method of accounting for income taxes and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:


                                                                    For the
                                                                  Period Ended
                                                               February 28, 2014
                                                               -----------------
Operating loss                                                      $    625
Statutory tax rate                                                        15%
Refundable federal income tax attributable to
 current operations                                                       94
Change in valuation allowance                                            (94)
                                                                    --------
Net refundable amount                                               $     --
                                                                    ========

The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is:

                                                               February 28, 2014
                                                               -----------------
Deferred tax asset attributed to:
  Net operating loss                                                $     94
  Less, valuation allowance                                              (94)
                                                                    --------
Net deferred tax assets                                             $     --
                                                                    ========


The Company has provided a valuation allowance against its deferred tax assets since there is substantial uncertainty as to the Company's ability to realize future tax benefits through utilization of operating loss carry forwards.

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 23, 2014, the date these financial statements were available for issuance. Subsequent to the fiscal period ended February 28, 2014, the Company did not have any material recognizable subsequent events.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.

                      Dealer Prospectus Delivery Obligation

Until ________________, 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                         BAIXO RELOCATION SERVICES, INC.

                        3,000,000 SHARES OF COMMON STOCK

                                   PROSPECTUS

                            ___________________, 2014

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, including those expenses that we have incurred to date. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee             $     5
Legal and accounting expenses                                   $12,000
Transfer Agent Fees                                             $ 1,000
Edgar formatting and XBRL conversion                            $ 2,000
                                                                -------
Total                                                           $15,005
                                                                =======

All amounts other than the Commission's registration fee are estimates. All expenses will be borne by the registrant.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;

     (2)  the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

                     RECENT SALES OF UNREGISTERED SECURITIES

We issued 5,000,000 shares of our common stock to Rosy Rodrigues, our director and officer, on December 29, 2009. He acquired these 5,000,000 shares at a price of $0.005 per share for total proceeds to us of $25,000. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act").

REGULATION S COMPLIANCE

For the above offering, we relied upon the following facts to make the Regulation S exemption available:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing, made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.                    Description
-----------                    -----------
    3.1           Articles of Incorporation
    3.2           Bylaws
    5.1           Legal opinion of Stepp Law Corporation with consent to use
   23.2           Consent of Seale and Beers, CPAs

ITEM 17.  UNDERTAKINGS.

The undersigned registrant undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baixo, Goa, India, on June 11, 2014.

                                   Baixo Relocation Services, Inc.


                                   By: /s/ Rosy Rodrigues
                                      ----------------------------------------
                                      Rosy Rodrigues
                                      President, Chief Executive Officer,
                                      and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     SIGNATURE                          CAPACITY IN WHICH SIGNED                       DATE
     ---------                          ------------------------                       ----

/s/ Rosy Rodrigues                   President, Chief Executive                    June 11, 2014
-------------------------------      Officer, Principal Financial Officer,
Rosy Rodrigues                       Principal Accounting Officer, Secretary,
                                     Treasurer and Director